Exhibit 23.1

Tel: 214-969-7007 Fax: 214-953-0722 www.bdo.com	600 N Pearl Street, Suite 1700 Dallas, TX 75201

Consent of Independent Registered Public Accounting Firm

Emerge Energy Services LP
Fort Worth, Texas

We hereby consent to the incorporation by reference in the prospectus constituting a part of this Registration Statement of our reports dated March 1, 2018, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of Emerge Energy Services LP (the “Company”) appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

Dallas, Texas
March 20, 2018

BDO USA, LLP, a Delaware limited liability partnership, is the U.S. member of BDO International Limited, a UK company limited by guarantee, and forms part of the international BDO network of independent member firms.

BDO is the brand name for the BDO network and for each of the BDO Member Firms.